RCI Reports 3Q25 Results, Hosts X Spaces Call at 4:30 PM ET Today
HOUSTON—August 11, 2025—RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today reported results for the fiscal 2025 third quarter ended June 30, 2025. The Company also filed its Form 10-Q today.

Summary Financials (in millions, except EPS)	3Q25	3Q24	9M25	9M24
Total revenues	$71.1	$76.2	$208.5	$222.4
EPS	$0.46	$(0.56)	$1.84	$0.30
Non-GAAP EPS[1]	$0.77	$1.35	$2.23	$3.11
Impairments and other charges, net	$2.3	$18.3	$2.2	$26.5
Net cash provided by operating activities	$13.8	$15.8	$35.7	$40.2
Free cash flow[1]	$13.3	$13.8	$32.3	$35.3
Net income (loss) attributable to RCIHH common stockholders	$4.1	$(5.2)	$16.3	$2.8
Adjusted EBITDA[1]	$15.3	$20.1	$45.2	$54.8
Weighted average shares used in computing EPS – basic and diluted	8.79	9.28	8.86	9.33
1 See “Non-GAAP Financial Measures” below.
3Q25 Summary (Comparisons are to the year-ago period unless indicated otherwise)
Eric Langan, President and CEO, said: "We continued to make solid progress with our Back to Basics 5-Year Capital Allocation Plan. Nightclubs revenues were nearly level despite tariff and tax bill related economic uncertainty. Bombshells revenues reflected the previously announced sale/divestiture of five underperformers, but increased sequentially from 2Q25. Consolidated profitability benefited from the absence of impairment charges, partially offset by other factors."

Back to Basics 5-Year Capital Allocation Plan (FY25-29)
•3Q25: Early April 2025 acquired Platinum West in West Columbia, SC, for $6.25 million for the club and $1.75 million for the real estate.
•3Q25: Mid-June 2025 acquired Platinum Plus in Allentown, PA, for $2.0 million.
•3Q25: Late June 2025 opened Rick's Cabaret and Steakhouse in Central City, CO.
•3Q25: Repurchased 75,325 common shares for $3.0 million ($40.41 average per share), with 8,756,800 shares outstanding at June 30, 2025.
•4Q25: Early July 2025 opened a Bombshells in Lubbock, TX.
X Spaces Conference Call at 4:30 PM ET Today
•Hosted by RCI President and CEO Eric Langan, CFO Bradley Chhay, and Mark Moran of Equity Animal.
•Call link: https://x.com/i/spaces/1OdJrDOQobXKX (X log in required).
•Presentation link: https://www.rcihospitality.com/investor-relations/.
•To ask questions: Participants must join the X Space using a mobile device.
•To listen only: Participants can access the X Space from a computer.
•There will be no other types of telephone or webcast access.

3Q25 Results (Comparisons are to the year-ago period unless indicated otherwise)
Nightclubs segment: Revenues of $62.3 million declined by 0.8%. Sales reflected a 3.7% decline in same-store sales and the absence of Baby Dolls Fort Worth due to fire in July 2024, mostly offset by $2.6 million from four new clubs acquired or opened in 2Q25 and 3Q25 and four rebranded/reformatted Texas clubs not in SSS.2
By revenue type, food, merchandise and other increased 5.1%, service increased 0.3%, and alcoholic beverages declined 3.9%. Other net charges totaled $2.3 million, primarily reflecting lawsuit settlement expense and gain on insurance, compared to $7.7 million, primarily reflecting 3Q24 impairments.
Operating income was $17.8 million (28.5% of segment revenues) compared to $13.6 million (21.7%). Results reflected the decline in other net charges and SSS, acquisitions not yet fully optimized, and Rick's Cabaret Central City pre-opening costs.
Non-GAAP operating income, which excludes other net charges, was $20.7 million (33.2% of segment revenues) compared to $21.9 million (34.9%).
Bombshells segment: Revenues of $8.6 million declined 34.5%. Sales reflected the sale/divestiture of five underperforming locations and a 13.5% decline in SSS, partially offset by two new locations not in SSS (Stafford, TX, and Denver, CO).2
Operating income was $87,000 (1.0% of segment revenues) compared to a loss of $8.9 million (-67.8%), which included impairments of $10.3 million. Results reflected the decline in impairments, sales from open locations and Bombshells Lubbock pre-opening costs.
Non-GAAP operating income, which excludes impairments, was $100,000 (1.2% of segment revenues) compared to $1.4 million (10.8%).
Corporate segment: Expenses totaled $8.7 million (12.2% of total revenues) compared to $7.2 million (9.4%). Non-GAAP expenses totaled $8.3 million (11.7% of total revenues) compared to $6.4 million (8.4%). GAAP and non-GAAP expenses reflected the net addition of $1.7 million in estimated non-cash self-insurance actuarial reserves.
Impairments and other charges, net within consolidated operations totaled $2.3 million compared to $18.3 million. 3Q25 primarily reflected $3.3 million lawsuit settlement expense, partially offset by a $1.1 million gain from an insurance payment related to the Baby Dolls Fort Worth fire. 3Q24 primarily reflected $17.9 million in impairments.
Income tax was a $0.7 million expense compared to a $1.4 million benefit.
Weighted average shares outstanding of 8.79 million declined 5.2% due to share buybacks.
Debt was $241.3 million at June 30, 2025 compared to $241.5 million at March 31, 2025. Debt reflected scheduled pay downs, new acquisition related debt and construction financing for Bombshells Rowlett and Lubbock.
2 See our July 10, 2025 news release on 3Q25 sales for more details.
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:
Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: (a) amortization of intangibles, (b) impairment of assets, (c) settlement of lawsuits, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, and (f) stock-based compensation. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.
Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income or loss attributable to RCIHH common stockholders and diluted earnings per share. Adjustment items are: (a) amortization of intangibles, (b) impairment of assets, (c) settlement of lawsuits, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, (f) stock-based compensation, (g) gains or losses on lease termination, and (h) the income tax effect of the above-described adjustments. Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at 17.4% and 11.7% effective tax rate of the pre-tax non-GAAP income before taxes for the nine months ended June 30, 2025, and 2024, respectively, and the GAAP income tax expense (benefit). We believe that excluding and including such items help management and investors better understand our operating activities.
Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income or loss attributable to RCIHH common stockholders: (a) depreciation and amortization, (b) impairment of assets, (c) income tax expense, (d) net interest expense, (e) settlement of lawsuits, (f) gains or losses on sale of businesses and assets, (g) gains or losses on insurance, (h) stock-based compensation, and (i) gains or losses on lease termination. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess our unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.
We also use certain non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.
About RCI Hospitality Holdings, Inc. (Nasdaq: RICK) (X: @RCIHHinc)
With more than 60 locations, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in adult nightclubs and sports bars-restaurants. See all our brands at www.rcihospitality.com.
Forward-Looking Statements
This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the Company's actual results to differ materially from those indicated, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult entertainment or restaurant business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the Company's businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, and (vi) numerous other factors such as laws governing the operation of adult entertainment or restaurant businesses, competition and dependence on key personnel. For more detailed discussion of such factors and certain risks and uncertainties, see RCI's annual report on Form 10-K for the year ended September 30, 2024, as well as its other filings with the U.S. Securities and Exchange Commission. The Company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.
Media & Investor Contacts
Gary Fishman and Michael Wichman at 212-883-0655 or gfishman@pondel.com and mwichman@pondel.com.

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share, number of shares, and percentage data)

	Three Months Ended				Nine Months Ended
	June 30, 2025		June 30, 2024		June 30, 2025		June 30, 2024
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$30,780	43.3%	$34,442	45.2%	$91,834	44.0%	$100,665	45.3%
Sales of food and merchandise	10,037	14.1%	11,736	15.4%	29,554	14.2%	33,606	15.1%
Service revenues	25,169	35.4%	25,268	33.2%	72,262	34.7%	73,951	33.3%
Other	5,159	7.3%	4,734	6.2%	14,854	7.1%	14,148	6.4%
Total revenues	71,145	100.0%	76,180	100.0%	208,504	100.0%	222,370	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	5,580	18.1%	6,273	18.2%	16,630	18.1%	18,445	18.3%
Food and merchandise sold	3,519	35.1%	4,197	35.8%	10,264	34.7%	12,228	36.4%
Service and other	36	0.1%	36	0.1%	133	0.2%	111	0.1%
Total cost of goods sold (exclusive of items shown below)	9,135	12.8%	10,506	13.8%	27,027	13.0%	30,784	13.8%
Salaries and wages	20,916	29.4%	20,992	27.6%	61,971	29.7%	63,299	28.5%
Selling, general and administrative	26,140	36.7%	25,057	32.9%	75,247	36.1%	74,911	33.7%
Depreciation and amortization	3,892	5.5%	3,901	5.1%	11,237	5.4%	11,638	5.2%
Impairments and other charges, net	2,349	3.3%	18,260	24.0%	2,232	1.1%	26,452	11.9%
Total operating expenses	62,432	87.8%	78,716	103.3%	177,714	85.2%	207,084	93.1%
Income (loss) from operations	8,713	12.2%	(2,536)	(3.3)%	30,790	14.8%	15,286	6.9%
Other income (expenses)
Interest expense	(4,032)	(5.7)%	(4,240)	(5.6)%	(12,232)	(5.9)%	(12,455)	(5.6)%
Interest income	117	0.2%	130	0.2%	435	0.2%	320	0.1%
Gain on lease termination and other	(5)	—%	—	—%	974	0.5%	—	—%
Income (loss) before income taxes	4,793	6.7%	(6,646)	(8.7)%	19,967	9.6%	3,151	1.4%
Income tax expense (benefit)	733	1.0%	(1,426)	(1.9)%	3,648	1.7%	378	0.2%
Net income (loss)	4,060	5.7%	(5,220)	(6.9)%	16,319	7.8%	2,773	1.2%
Net income attributable to noncontrolling interests	(2)	—%	(13)	—%	(6)	—%	(6)	—%
Net income (loss) attributable to RCIHH common shareholders	$4,058	5.7%	$(5,233)	(6.9)%	$16,313	7.8%	$2,767	1.2%

Earnings (loss) per share
Basic and diluted	$0.46		$(0.56)		$1.84		$0.30

Weighted average shares used in computing earnings (loss) per share
Basic and diluted	8,793,809		9,278,921		8,859,028		9,332,249

RCI HOSPITALITY HOLDINGS, INC.
SEGMENT INFORMATION
(in thousands)

	Three Months Ended		Nine Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenues
Nightclubs	$62,336	$62,823	$181,601	$183,228
Bombshells	8,609	13,139	26,425	38,641
Other	200	218	478	501
	$71,145	$76,180	$208,504	$222,370

Income (loss) from operations
Nightclubs	$17,761	$13,640	$53,246	$45,030
Bombshells	87	(8,914)	1,831	(8,129)
Other	(441)	(108)	(1,292)	(581)
Corporate	(8,694)	(7,154)	(22,995)	(21,034)
	$8,713	$(2,536)	$30,790	$15,286

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$4,060	$(5,220)	$16,319	$2,773
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,892	3,901	11,237	11,638
Impairment of assets	—	17,931	1,780	25,964
Deferred income tax benefit	(958)	(4,508)	(2,200)	(6,419)
Loss (gain) on sale of businesses and assets	22	79	(1,226)	116
Amortization and writeoff of debt discount and issuance costs	130	150	420	462
Doubtful accounts expense on notes receivable	27	—	27	22
Gain on insurance	(729)	—	(1,879)	—
Noncash lease expense	676	783	2,002	2,318
Stock-based compensation	392	471	980	1,412
Changes in operating assets and liabilities, net of business acquisitions:
Receivables	(443)	1,985	1,271	3,052
Inventories	26	(70)	90	(212)
Prepaid expenses, other current, and other assets	930	2,936	400	(3,484)
Accounts payable, accrued, and other liabilities	5,768	(2,674)	6,463	2,591
Net cash provided by operating activities	13,793	15,764	35,684	40,233
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of businesses and assets	1	1,950	1,086	1,950
Proceeds from insurance	743	—	1,893	—
Proceeds from notes receivable	76	63	223	179
Payments for property and equipment and intangible assets	(3,681)	(6,417)	(12,289)	(19,219)
Acquisition of businesses, net of cash acquired	(7,000)	—	(13,000)	—
Net cash used in investing activities	(9,861)	(4,404)	(22,087)	(17,090)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt obligations	779	20,000	9,175	22,657
Payments on debt obligations	(4,110)	(6,507)	(14,431)	(17,137)
Purchase of treasury stock	(3,044)	(9,173)	(9,158)	(12,775)
Payment of dividends	(614)	(552)	(1,856)	(1,674)
Payment of loan origination costs	(9)	(154)	(80)	(290)
Net cash used in financing activities	(6,998)	3,614	(16,350)	(9,219)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(3,066)	14,974	(2,753)	13,924
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT BEGINNING OF PERIOD	32,663	19,973	32,350	21,023
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF PERIOD	$29,597	$34,947	$29,597	$34,947

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2025	September 30, 2024	June 30, 2024
ASSETS
Current assets
Cash and cash equivalents	$29,347	$32,350	$34,947
Receivables, net	4,606	5,832	7,057
Inventories	4,746	4,676	4,624
Prepaid expenses and other current assets	3,214	4,427	5,457
Assets held for sale	3,394	—	—
Total current assets	45,307	47,285	52,085
Property and equipment, net	282,246	280,075	283,834
Operating lease right-of-use assets, net	26,641	26,231	26,880
Notes receivable, net of current portion	3,939	4,174	4,228
Goodwill	70,236	61,911	61,911
Intangibles, net	166,942	163,461	170,709
Other assets	2,101	1,227	1,342
Total assets	$597,412	$584,364	$600,989

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$5,406	$5,637	$5,519
Accrued liabilities	21,764	20,280	20,155
Current portion of debt obligations, net	18,623	18,871	28,889
Current portion of operating lease liabilities	3,249	3,290	3,161
Total current liabilities	49,042	48,078	57,724
Deferred tax liability, net	20,493	22,693	22,724
Debt, net of current portion and debt discount and issuance costs	222,638	219,326	216,511
Operating lease liabilities, net of current portion	28,171	30,759	32,779
Other long-term liabilities	7,765	398	318
Total liabilities	328,109	321,254	330,056

Commitments and contingencies

Equity
Preferred stock	—	—	—
Common stock	87	90	91
Additional paid-in capital	53,244	61,511	68,950
Retained earnings	216,216	201,759	202,143
Total RCIHH stockholders' equity	269,547	263,360	271,184
Noncontrolling interests	(244)	(250)	(251)
Total equity	269,303	263,110	270,933
Total liabilities and equity	$597,412	$584,364	$600,989

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES
(in thousands, except per share, number of shares, and percentage data)

	Three Months Ended		Nine Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Reconciliation of GAAP net income (loss) to Adjusted EBITDA
Net income (loss) attributable to RCIHH common stockholders	$4,058	$(5,233)	$16,313	$2,767
Income tax expense (benefit)	733	(1,426)	3,648	378
Interest expense, net	3,915	4,110	11,797	12,135
Depreciation and amortization	3,892	3,901	11,237	11,638
Impairment of assets	—	17,931	1,780	25,964
Settlement of lawsuits	3,281	141	3,587	308
Loss (gain) on sale of businesses and assets	202	188	(984)	180
Gain on insurance	(1,134)	—	(2,151)	—
Stock-based compensation	392	471	980	1,412
Gain on lease termination	—	—	(979)	—
Adjusted EBITDA	$15,339	$20,083	$45,228	$54,782

Reconciliation of GAAP net income (loss) to non-GAAP net income
Net income (loss) attributable to RCIHH common stockholders	$4,058	$(5,233)	$16,313	$2,767
Amortization of intangibles	576	598	1,733	1,897
Impairment of assets	—	17,931	1,780	25,964
Settlement of lawsuits	3,281	141	3,587	308
Stock-based compensation	392	471	980	1,412
Loss (gain) on sale of businesses and assets	202	188	(984)	180
Gain on insurance	(1,134)	—	(2,151)	—
Gain on lease termination	—	—	(979)	—
Net income tax effect	(562)	(1,554)	(515)	(3,475)
Non-GAAP net income	$6,813	$12,542	$19,764	$29,053

Reconciliation of GAAP diluted earnings (loss) per share to non-GAAP diluted earnings per share
Diluted shares	8,793,809	9,278,921	8,859,028	9,332,249
GAAP diluted earnings (loss) per share	$0.46	$(0.56)	$1.84	$0.30
Amortization of intangibles	0.07	0.06	0.20	0.20
Impairment of assets	0.00	1.93	0.20	2.78
Settlement of lawsuits	0.37	0.02	0.40	0.03
Stock-based compensation	0.04	0.05	0.11	0.15
Loss (gain) on sale of businesses and assets	0.02	0.02	(0.11)	0.02
Gain on insurance	(0.13)	0.00	(0.24)	0.00
Gain on lease termination	0.00	0.00	(0.11)	0.00
Net income tax effect	(0.06)	(0.17)	(0.06)	(0.37)
Non-GAAP diluted earnings per share	$0.77	$1.35	$2.23	$3.11

	Three Months Ended		Nine Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Reconciliation of GAAP operating income (loss) to non-GAAP operating income
Income (loss) from operations	$8,713	$(2,536)	$30,790	$15,286
Amortization of intangibles	576	598	1,733	1,897
Impairment of assets	—	17,931	1,780	25,964
Settlement of lawsuits	3,281	141	3,587	308
Stock-based compensation	392	471	980	1,412
Loss (gain) on sale of businesses and assets	202	188	(984)	180
Gain on insurance	(1,134)	—	(2,151)	—
Non-GAAP operating income	$12,030	$16,793	$35,735	$45,047

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	12.2%	(3.3)%	14.8%	6.9%
Amortization of intangibles	0.8%	0.8%	0.8%	0.9%
Impairment of assets	0.0%	23.5%	0.9%	11.7%
Settlement of lawsuits	4.6%	0.2%	1.7%	0.1%
Stock-based compensation	0.6%	0.6%	0.5%	0.6%
Loss (gain) on sale of businesses and assets	0.3%	0.2%	(0.5)%	0.1%
Gain on insurance	(1.6)%	0.0%	(1.0)%	0.0%
Non-GAAP operating margin	16.9%	22.0%	17.1%	20.3%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$13,793	$15,764	$35,684	$40,233
Less: Maintenance capital expenditures	454	1,986	3,341	4,980
Free cash flow	$13,339	$13,778	$32,343	$35,253

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP SEGMENT INFORMATION
($ in thousands)

	Three Months Ended June 30, 2025					Three Months Ended June 30, 2024
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$17,761	$87	$(441)	$(8,694)	$8,713	$13,640	$(8,914)	$(108)	$(7,154)	$(2,536)
Amortization of intangibles	572	1	—	3	576	578	16	—	4	598
Impairment of assets	—	—	—	—	—	7,619	10,312	—	—	17,931
Settlement of lawsuits	3,281	—	—	—	3,281	141	—	—	—	141
Stock-based compensation	—	—	—	392	392	—	—	—	471	471
Loss (gain) on sale of businesses and assets	191	12	—	(1)	202	(76)	6	—	258	188
Gain on insurance	(1,134)	—	—	—	(1,134)	—	—	—	—	—
Non-GAAP operating income (loss)	$20,671	$100	$(441)	$(8,300)	$12,030	$21,902	$1,420	$(108)	$(6,421)	$16,793

GAAP operating margin	28.5%	1.0%	(220.5)%	(12.2)%	12.2%	21.7%	(67.8)%	(49.5)%	(9.4)%	(3.3)%
Non-GAAP operating margin	33.2%	1.2%	(220.5)%	(11.7)%	16.9%	34.9%	10.8%	(49.5)%	(8.4)%	22.0%

	Nine Months Ended June 30, 2025					Nine Months Ended June 30, 2024
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$53,246	$1,831	$(1,292)	$(22,995)	$30,790	$45,030	$(8,129)	$(581)	$(21,034)	$15,286
Amortization of intangibles	1,718	3	—	12	1,733	1,758	126	—	13	1,897
Impairment of assets	1,780	—	—	—	1,780	15,652	10,312	—	—	25,964
Settlement of lawsuits	3,557	30	—	—	3,587	308	—	—	—	308
Stock-based compensation	—	—	—	980	980	—	—	—	1,412	1,412
Loss (gain) on sale of businesses and assets	300	(1,189)	—	(95)	(984)	(70)	10	—	240	180
Gain on insurance	(2,151)	—	—	—	(2,151)	—	—	—	—	—
Non-GAAP operating income (loss)	$58,450	$675	$(1,292)	$(22,098)	$35,735	$62,678	$2,319	$(581)	$(19,369)	$45,047

GAAP operating margin	29.3%	6.9%	(270.3)%	(11.0)%	14.8%	24.6%	(21.0)%	(116.0)%	(9.5)%	6.9%
Non-GAAP operating margin	32.2%	2.6%	(270.3)%	(10.6)%	17.1%	34.2%	6.0%	(116.0)%	(8.7)%	20.3%